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                                                                   Exhibit 23(a)

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated July 27, 2001 relating to the consolidated financial statements, which appears in the 2001 Annual Report to Shareholders, which is incorporated by reference in the Parker Hannifin Corporation's Annual Report on Form 10-K for the year ended June 30, 2001. We also consent to the incorporation by reference of our report dated July 27, 2001 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Cleveland, Ohio

February 14, 2002